Exhibit 10.12
TEMPLATE

Glowpoint, Inc.
2014 Equity Incentive Plan

Time-Vested Restricted Stock Grant Agreement

Glowpoint, Inc., a Delaware corporation (the “Company”), pursuant to its 2014 Equity Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), the number of restricted shares of Common Stock set forth below (individually and collectively referred to as the “Restricted Stock”). The grant is subject to and governed by the Plan generally, and all capitalized terms not defined herein shall have the meanings given to such terms in the Plan.
Notice of Restricted Stock Grant

Participant	[______]
Grant Date	[______]
Number of Shares of Restricted Stock Granted	[______] shares of Common Stock.
Vesting Schedule
Except as set forth below, the Restricted Stock will vest in accordance with the following schedule, provided you remain in the continuous employment of the Company or its Subsidiaries from the Grant Date to the applicable Vesting Date set forth below:
The Administrator shall determine in its discretion whether and when your continuous employment with the Company or its Subsidiaries has ended (including as a result of any leave of absence).

Special Vesting Events	All then-outstanding shares of Restricted Stock shall become fully vested immediately prior to a Change in Control.
Voting Rights	You will have full voting rights on non-vested Restricted Stock.
Dividends
You will be entitled to receive all regular cash dividends on non-vested shares of Restricted Stock. However, all regular cash dividends accruing during the period when the related shares of Restricted Stock are non-vested shall be accumulated and paid on the date on which the related shares of Restricted Stock become vested. In the event the shares of Restricted Stock to which the dividends relate are forfeited, the related accumulated dividends will also be forfeited.

Other Terms and Conditions	Are set forth in the accompanying Restricted Stock Grant Terms and Conditions and the Plan.

By executing this letter below, Participant and the Company agree that the Stock granted hereby is granted under and governed by the terms and conditions of the Plan and this Time-Vested Restricted Stock Grant Agreement (including this Notice of Restricted Stock Grant and the accompanying Restricted Stock Grant Terms and Conditions) (the “Grant Documents”). Participant hereby represents and acknowledges that

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he or she has been provided the opportunity to review the Plan and the Grant Documents in their entirety, and Participants hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Grant Documents.
IN WITNESS WHEREOF, the parties have executed this Time-Vested Restricted Stock Grant Agreement, effective as of the day and year first above written.

GLOWPOINT, INC.                    PARTICIPANT

_____________________________            _____________________________
Name, Title            Date            Signature            Date

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Restricted Stock Grant Terms and Conditions

The following terms and conditions apply to the Restricted Stock granted to Participant by the Company, as specified in the accompanying Notice of Restricted Stock Grant.
1.    Grant of Restricted Stock. The Company has issued to Participant the number of shares of Restricted Stock set forth above in the Notice of Restricted Stock Grant, effective on the Grant Date, and subject to the terms and conditions set forth in the Notice of Restricted Stock Grant, these Restricted Stock Grant Terms and Conditions, and the Plan (which is incorporated herein by reference).
2.    Restrictions. Restricted Stock may not be sold, assigned, transferred by gift or otherwise, pledged, hypothecated, or otherwise disposed of, by operation of law or otherwise, and shall be subject to forfeiture in accordance with the provisions of Section 5, below, until Participant becomes vested in the Restricted Stock. Upon vesting, the restrictions in this Section 2 shall lapse, the Restricted Stock shall no longer be subject to forfeiture, and Participant may transfer shares of Restricted Stock in accordance with applicable securities laws and the Company’s trading policies and procedures.
3.    Enforcement of Restrictions. To enforce the restrictions set forth in Section 2, shares of Restricted Stock may be held in electronic form in an account by the Company’s transfer agent or other designee until the restrictions set forth in Section 2 have lapsed with respect to such shares, or until the Restricted Stock is no longer outstanding. In the event the Administrator elects not to hold the shares in electronic form, the Restricted Stock may be evidenced in such manner as the Administrator shall determine, including, but not limited to, the issuance of share certificates in Participant’s name. In such case, Participant hereby irrevocably appoints the Secretary of the Company, or any other person designated by the Company as escrow agent from time to time, as attorney-in-fact to assign and transfer to the Company any shares of Restricted Stock forfeited by Participant pursuant to Section 5 below, and shall, upon request, deliver and deposit with Participant’s attorney-in-fact any share certificates representing the Restricted Stock, together with a stock assignment duly endorsed in blank. The stock assignment and any share certificates shall be held by Participant’s attorney-in-fact until the restrictions set forth in Section 2 have lapsed with respect to the shares of Restricted Stock, or until the Restricted Stock is no longer outstanding.
4.    Vesting; Lapse of Restrictions. Unless otherwise provided in the Plan, Participant’s Restricted Stock shall vest in accordance with the Vesting Schedule and/or upon the Special Vesting Events set forth in the Notice of Restricted Stock Grant.
5.    Termination of Employment; Forfeiture. Upon the termination of Participant’s continuous employment with the Company or its Subsidiaries for any reason, any shares of Restricted Stock that have not vested in accordance with Paragraph 4 and the Notice of Restricted Stock Grant shall immediately be forfeited. Any shares of Restricted Stock forfeited pursuant to this Section 5 shall promptly be transferred to the Company without the payment of any consideration therefor, and Participant, or Participant’s attorney-in-fact, shall execute all documents and take all actions as shall be necessary or desirable to promptly effectuate such transfer. Upon forfeiture of shares of Restricted Stock, Participant shall have no further rights with respect to such shares, including but not limited to any right to vote the shares or to receive dividends or distributions thereon.
6.    Stockholder Rights; Distributions. Participant will have the voting and dividend rights set forth in the Notice of Restricted Stock Grant. In addition, any special or extraordinary cash dividends

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or distributions and all shares or other property, if any, distributed with respect to the Restricted Stock as a result of any split, stock dividend, combination of shares of stock, rights offering or other similar transaction shall be subject to the same restrictions and vesting schedule as the shares of Restricted Stock to which they relate.
7.    Legend. Any certificates representing Restricted Stock shall have affixed thereto the following legend:
“The shares represented by this certificate are subject to all of the terms of a Time-Vested Restricted Stock Grant Agreement (the “Agreement”) between Glowpoint, Inc. (the “Company”) and the registered owner (“Owner”) of this Certificate, and to the terms of the Company’s 2014 Equity Incentive Plan (the “Plan”). Copies of the Agreement and the Plan are on file at the office of the Company. The Agreement, among other things, limits the right of the Owner to transfer the shares represented by this Certificate and provides in certain circumstances that all or a portion of the shares must be returned to the Company.”
8.    Effect of Prohibited Transfer. If any transfer of shares is made or attempted to be made contrary to the terms hereof, the Company shall have the right to acquire for its own account, without the payment of any consideration, such shares from the owner thereof or his or her transferee, at any time before or after such prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available. The Company may refuse for any purpose to recognize any transferee who receives shares contrary to the provisions hereof as a stockholder of the Company and may retain and/or recover all dividends on such shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.
9.    Tax Treatment; Section 83(b); Section 409A. Participant may incur tax liability as a result of the vesting of shares of Restricted Stock and payment of dividends or the disposition of shares. Participant should consult his or her own tax adviser for tax advice.
PARTICIPANT HEREBY ACKNOWLEDGES THAT PARTICIPANT HAS BEEN INFORMED THAT HE OR SHE MAY FILE WITH THE INTERNAL REVENUE SERVICE, WITHIN 30 DAYS OF THE GRANT DATE, AN IRREVOCABLE ELECTION PURSUANT TO SECTION 83(B) OF THE CODE TO BE TAXED AS OF THE GRANT DATE ON THE AMOUNT BY WHICH THE FAIR MARKET VALUE OF THE RESTRICTED STOCK ON THAT DATE EXCEEDS THE AMOUNT PAID FOR THE STOCK, IF ANY. IF PARTICIPANT CHOOSES TO FILE AN ELECTION UNDER SECTION 83(B) OF THE CODE, PARTICIPANT HEREBY AGREES TO PROMPTLY DELIVER A COPY OF ANY SUCH ELECTION TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY (OR HIS DESIGNEE).
Participant acknowledges that the Administrator, in the exercise of its sole discretion and without Participant’s consent, may amend or modify the Notice of Restricted Stock Grant and these Restricted Stock Grant Terms and Conditions in any manner and delay the payment of any amounts payable pursuant to your Restricted Stock grant to the minimum extent necessary to satisfy the requirements of Section 409A of the Code. The Company will provide Participant with notice of any such amendment or modification. This Section does not, and shall not be construed so as to, create any obligation on the part

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of the Company to adopt any such amendments or to take any other actions or to indemnify Participant for any failure to do so.
10.    Tax Withholding. Participant shall make appropriate arrangements with the Company to provide for payment of all federal, state, local or foreign taxes of any kind required by law to be withheld upon the issuance or vesting of Participant’s Restricted Stock. Such arrangements may include, but are not limited to, the payment of cash directly to the Company, withholding by the Company from other cash payments of any kind otherwise due Participant, or share withholding as described below. Subject to the prior approval of the Administrator, which may be withheld by the Administrator in its sole discretion for any reason or for no reason, Participant may elect to satisfy the minimum statutory withholding obligations, in whole or in part, (i) by having the Company withhold shares otherwise issuable to Participant or (ii) by delivering to the Company shares of Common Stock already owned by Participant. The shares delivered or withheld shall have an aggregate Fair Market Value not in excess of the minimum statutory total tax withholding obligations. The Fair Market Value of the shares used to satisfy the withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. Shares used to satisfy any tax withholding obligation must be vested and cannot be subject to any repurchase, forfeiture, or other similar requirements. Any election to withhold shares shall be irrevocable, made in writing, signed by Participant, and shall be subject to any restrictions or limitations that the Administrator, in its sole discretion, deems appropriate.

11.    Consent Relating to Personal Data. Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 11. The Company and its subsidiaries hold, for the purpose of managing and administering the Plan, certain personal information about Participant, including Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Restricted Stock and other equity awards or any other entitlement to shares awarded, canceled, purchased, vested, unvested or outstanding in Participant’s favor (“Data”). The Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan and the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. Participant authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares on Participant’s behalf to a broker or other third party with whom Participant may elect to deposit any Shares acquired pursuant to the Plan. Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company.

12.    Other Employee Benefits. Except as specifically provided otherwise in any relevant employee benefit plan, program, or arrangement, the Restricted Stock evidenced hereby is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

13.    Electronic Delivery. PARTICIPANT HEREBY CONSENTS TO ELECTRONIC DELIVERY OF THE PLAN, AND ANY DISCLOSURE OR OTHER DOCUMENTS RELATED TO

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THE PLAN, INCLUDING FUTURE GRANT DOCUMENTS (COLLECTIVELY, THE “PLAN DOCUMENTS”). THE COMPANY MAY DELIVER THE PLAN DOCUMENTS ELECTRONICALLY TO PARTICIPANT BY E-MAIL, BY POSTING SUCH DOCUMENTS ON ITS INTRANET WEBSITE OR BY ANOTHER MODE OF ELECTRONIC DELIVERY AS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION. PARTICIPANT ACKNOWLEDGES THAT HE OR SHE IS ABLE TO ACCESS, VIEW AND RETAIN AN E-MAIL ANNOUNCEMENT INFORMING PARTICIPANT THAT THE PLAN DOCUMENTS ARE AVAILABLE IN HTML, PDF OR SUCH OTHER FORMAT AS THE COMPANY DETERMINES IN ITS SOLE DISCRETION.

14.    Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be given by hand delivery, by e-mail, by facsimile, or by first class registered or certified mail, postage prepaid, addressed, if to the Company, to its Corporate Secretary, and if to Participant, to Participant’s address now on file with the Company, or to such other address as either may designate in writing. Any notice shall be deemed to be duly given as of the date delivered in the case of personal delivery, e-mail, or facsimile, or as of the second day after enclosed in a properly sealed envelope and deposited, postage prepaid, in a United States post office, in the case of mailed notice.

15.    Amendment. The Grant Documents may be amended by the Administrator at any time without Participant’s consent if such amendment does not reduce the benefits to which Participant was entitled. In all other cases, the Grant Documents may not be amended or otherwise modified unless evidenced in writing and signed by the Company and Participant.

16.    Relationship to Plan. Nothing in the Grant Documents shall alter the terms of the Plan. If there is a conflict between the terms of the Plan and the terms of the Grant Documents, the terms of the Plan shall prevail.

17.    Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of these Restricted Stock Terms and Conditions. The invalidity or unenforceability of any provision of the Grant Documents shall not affect the validity or enforceability of any other provision thereof, and each other provision thereof shall be severable and enforceable to the extent permitted by law.

18.    Waiver. Any provision contained in the Grant Documents may be waived, either generally or in any particular instance, by the Administrator appointed under the Plan, but only to the extent permitted under the Plan.

19.    Binding Effect. The Grant Documents shall be binding upon and inure to the benefit of the Company and to Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns.

20.    Rights to Employment. Nothing contained in the Grant Documents shall be construed as giving Participant any right to be retained in the employ of the Company and the Grant Documents are limited solely to governing the parties’ rights and obligations with respect to the Restricted Stock.

21.    Governing Law. The Grant Documents shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law principles thereof.

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22.    Company Policies to Apply. The sale of any shares of Restricted Stock is subject to the Company’s policies regulating securities trading by employees, all relevant federal and state securities laws and the listing requirements of any stock exchange on which the shares of the Company’s Common Stock are then traded. In addition, participation in the Plan and receipt of remuneration as a result of the Restricted Stock is subject in all respects to any Company compensation clawback policies that may be in effect from time to time.

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